EXHIBIT 20

TRANSLATION FROM THE ORIGINAL HEBREW

                        AMENDMENT TO SHARE SALE CONTRACT

               DRAWN UP AND SIGNED IN TEL-AVIV ON OCTOBER 6, 2009

BETWEEN:       SUNY ELECTRONICS LTD.
               of 48 Ben Tsiyon Galis Street
               Segula Industrial Zone
               Petach Tikva, Israel
               (hereinafter: "SUNY")

                                                              OF THE FIRST PART;

AND:           YASHIR PROVIDENT FUND MANAGEMENT LTD.
               of 35 Efal Street
               Petach Tikva, Israel
               (hereinafter: "YASHIR MANAGEMENT")

                                                             OF THE SECOND PART;

WHEREAS Suny and Yashir Management (hereinafter: "THE PARTIES") engaged in a share sale contract on September 30, 2009 (hereinafter: "THE SALE CONTRACT"). A copy of the Sale Contract is attached to this Amendment;

AND WHEREAS    the Parties desire to amend particular provisions of the Sale
               Contract by mutual consent, without prejudicing the validity of any of the rest of the provisions of the Sale Contract;

       WHEREFORE, THIS AMENDMENT TO THE SALE CONTRACT ATTESTS AS FOLLOWS:

1.   RECITALS, WARRANTS AND APPENDICES

     The recitals to this Amendment, the warrants of the Parties thereto and the appendices attached thereto constitute an integral part thereof.

2.   AMENDMENT OF PARTICULAR PROVISIONS OF THE SALE CONTRACT

     The Parties hereby agree to amend particular provisions of the Sale Contract, as follows:

     2.1 The provisions of clauses 2.5 and 2.6 of the Sale Contract shall be deleted from the Sale Contract and shall be replaced by the following new wording of clauses 2.5 and 2.6:


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          "2.5 "THE SCAILEX SHARES   1,104,386 ordinary shares of NIS 0.12 par
               BEING SOLD" -         value each, of the Company, constituting
                                     about 3.97% of the Company's issued and
                                     paid-up share capital (not including
                                     dormant shares), which are being sold to Yashir Management pursuant to the provisions of this Contract.

          2.6  "THE PARTNER SHARES   1,036,425 ordinary shares of NIS 0.01 par
               BEING SOLD" -         value each, of Partner Communications Ltd.,
                                     a public company incorporated in Israel
                                     (hereinabove and hereinafter: "PARTNER"), which constitute about 0.67% of Partner's issued and paid-up share capital (not including dormant shares), which are being sold to Suny pursuant to the provisions of this Contract."

     2.2  The percentage of the Scailex Shares Being Sold as appearing in clause
          4.1 of the Sale Contract shall be amended so that, 3.9% shall be replaced by 3.97%.

     2.3  The percentage of the Partner Shares Being Sold as appearing in clause
          5.1 of the Sale Contract shall be amended so that, 0.66% shall be replaced by 0.67%.

     2.4 The total consideration for the Scailex Shares Being Sold, as appearing in clause 6.1 of the Sale Contract shall be amended so that, the sum of NIS 66,360,131 shall be replaced by the sum of NIS 67,367,546.00.

3.   SAVING OF PROVISIONS

     All other provisions of the Sale Contract shall continue to be valid and binding upon the Parties thereto for all intents and purposes, without any change.

        AND IT WITNESS HERETO THE PARTIES HAVE SIGNED IN TEL-AVIV TODAY,
                                OCTOBER 6, 2009



-------------------------------------             -----------------------------

YASHIR PROVIDENT FUND MANAGEMENT LTD.                 SUNY ELECTRONICS LTD.


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TRANSLATION FROM THE ORIGINAL HEBREW

                               SHARE SALE CONTRACT

              DRAWN UP AND SIGNED IN TEL-AVIV ON SEPTEMBER 30, 2009

BETWEEN:       SUNY ELECTRONICS LTD.
               of 48 Ben Tsiyon Galis Street
               Segula Industrial Zone
               Petach Tikva, Israel
               (hereinafter: "SUNY")

                                                              OF THE FIRST PART;

AND:           YASHIR PROVIDENT FUND MANAGEMENT LTD.
               of 35 Efal Street
               Petach Tikva, Israel
               (hereinafter: "YESHIR MANAGEMENT")

                                                             OF THE SECOND PART;

WHEREAS Suny holds the Scailex Shares Being Sold (as this term is defined hereunder);

AND WHEREAS    Suny desires to sell and transfer the Scailex Shares Being Sold to Yashir Management, and to receive the Partner Shares Being
               Sold (as this term is defined hereunder) from Yashir Management in consideration thereof, and Yashir Management desires to acquire and receive the Scailex Shares Being Sold from Suny and to sell and transfer the Partner Shares Being Sold to Suny in consideration thereof, all in the manner and under the conditions as specified in this contract;

     WHEREFORE, THE PARTIES HEREBY AGREE, STIPULATE AND DECLARE AS FOLLOWS:

1.   RECITALS, WARRANTS, APPENDICES AND HEADINGS

     1.1 The recitals to this Contract, the warrants of the parties thereto and the appendices attached thereto constitute an integral part thereof.

     1.2 The clause headings in this Contract, and the division thereof into clauses were intended solely for the sake of the reader's convenience and orientation, and no use may be made thereof for the purpose of interpreting this Contract.


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2.   DEFINITIONS

     In this Contract, the following expressions shall have the meanings defined alongside them, unless the context dictates otherwise.


     2.1  "THE TASE" -     The Tel-Aviv Stock Exchange Ltd.

     2.2  "LAW" -          As this term is defined in the Interpretation Act,
                           5741 - 1981.

     2.3  "THE COMPANY" -  Scailex Corporation Ltd., public company no.
                           52-003180-8, a public company whose shares are traded on the TASE.

     2.4  "THE EXECUTION   The date scheduled for the transfer of the Scailex
          DATE" -          Shares Being Sold to Yashir Management and for the
                           transfer of the Partner Shares Being Sold to Suny, pursuant to the provisions specified hereunder in clause 8 of this Contract. The parties hereby agree to schedule the Execution Date on the seventh day after the fulfillment of the last of the suspending conditions prescribed hereunder in clause 7.

     2.5  "THE SCAILEX     1,087,871 ordinary shares of NIS 0.12 par value each,
          SHARES BEING     of the Company, constituting about 3.9% of the
          SOLD" -          Company's issued and paid-up share capital (not
                           including dormant shares), which are being sold to Yashir Management pursuant to the provisions of this Contract.

     2.6  "THE PARTNER     1,020,926 ordinary shares of NIS 0.01 par value each,
          SHARES BEING     of Partner Communications Ltd., a public company
          SOLD" -          incorporated in Israel (hereinabove and hereinafter:
                           "PARTNER"), which constitute about 0.66% of Partner's issued and paid-up share capital (not including treasury shares), which are being sold to Suny pursuant to the provisions of this Contract.

     2.7  "FREE AND        Free and clear of any debt, attachment, lien and/or
          CLEAR" -         other right of any kind or type of any third party.

3.   [voided]

4.   SUNY'S WARRANTS AND COVENANTS

     Suny hereby warrants and covenants to Yashir Management as follows:


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     4.1  Suny is a public company limited in shares, duly incorporated in
          Israel, and the sole owner and holder of all of the Scailex Shares Being Sold, which constitute about 3.9% of the Company's issued and paid-up share capital (not including dormant shares).

     4.2 All of the Scailex Shares Being Sold, which shall be transferred to Yashir, are fully paid-up and Free and Clear, except for a lien in favor of Mizrahi Tefahot Bank Ltd. ("MIZRAHI LIEN"), which Suny covenants to remove by the Execution Date, in such manner that all of the Scailex Shares Being Sold shall be Free and Clear on the Execution Date.

     4.3 Suny has the full authority to engage in this Contract and to perform all of its covenants pursuant thereto; all of the approvals required on its part by its competent organs shall be obtained by the Execution Date; and, subject to the provisions of clause 7 hereunder, there is no legal, contractual or other prohibition that could prevent it from engaging in this Contract and performing all of its covenants pursuant thereto; and this Contract, upon being signed by Suny, constitutes its binding and valid covenant, subject to the fulfillment of the suspending conditions.

     4.4 Suny is aware that the Partner Shares Being Sold are not registered for trading on the TASE.

     4.5 Suny is aware that, in accordance with and subject to the orders of the Ministry of Communication, there is a restriction on the sale of the Partner Shares Being Sold to an entity other than an "Israeli entity," as this term is defined in the General License Issued to Partner for the Provision of Mobile Radio Telephone (MRT) Services.

     4.6 The representations, warrants and covenants made and given by Suny in the above clauses 4.1 through 4.5 are correct and complete on the signing date of this Contract, and they shall remain as such on the Execution Date as well, as if made and given by it on the Execution Date and in relation to that date.

5.   YASHIR MANAGEMENT'S WARRANTS

     Yashir Management hereby warrants and covenants to Suny as follows:

     5.1 Yashir Management is a private company limited in shares, duly incorporated in Israel, and the sole owner and holder of all of the Partner Shares Being Sold, which constitute about 0.66% of Partner's issued and paid-up share capital (not including treasury shares).

     5.2 All of the Partner Shares Being Sold shall be transferred to Suny being Free and Clear.

     5.3 Yashir Management has the full authority to engage in this Contract and to perform all of its covenants pursuant thereto; all of the approvals required on its part by its competent organs shall be obtained by the Execution Date; and, subject to the provisions of clause 7 hereunder, there is no legal or other prohibition that could prevent it from engaging in this Contract and performing all of its covenants pursuant thereto.


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     5.4  The representations, warrants and covenants made and given by Yashir
          Management in the above clauses 5.1 through 5.3 are correct and complete on the signing date of this Contract, and they shall remain as such on the Execution Date as well, as if made and given by it on the Execution Date and in relation to that date.

6. COVENANT FOR THE SALE AND ACQUISITION OF THE SCAILEX SHARES BEING SOLD AND THE SALE AND ACQUISITION OF THE PARTNER SHARES BEING SOLD

     6.1 Suny covenants that it shall sell and transfer all of the Scailex Shares Being Sold to Yashir Management on the Execution Date, in an off-floor transaction, at the price of NIS 61 per 1 par value share, out of the Scailex Shares Being Sold, and for the consideration of the inclusive sum of NIS 66,360,131, with the Scailex Shares Being Sold being "Free and Clear," and Yashir Management covenants that it shall sell and transfer all of the Partner Shares Being Sold to Suny on the Execution Date, in an off-floor transaction, at the price of NIS 65 per 1 par value share, out of the Partner Shares Being Sold, and for the consideration of the inclusive sum of NIS 66,360,131, with the Partner Shares Being Sold being "Free and Clear."

     6.2 Subject to the Closing of the Transaction (as this term is defined hereunder), Yashir Management shall be entitled to the rights attached to the Scailex Shares Being Sold as of the signing date of this agreement, and Suny shall be entitled to the rights attached to the Partner Shares Being Sold as of the signing date of this agreement.

     6.3 Suny covenants that, during the period up until December 31, 2009, it shall not acquire Partner shares of the same class as the Partner Shares Being Sold from any third party, according to a pricing that is more favorable to the selling third party than the pricing at which the Partner Shares Being Acquired are being acquired by Suny pursuant to the provisions of this Contract.

7.   SUSPENDING CONDITIONS

     7.1 The consummation of the transaction, the sale of the Scailex Shares Being Sold and the Sale of the Partner Shares Being Sold pursuant to this Contract ("THE CLOSING OF THE TRANSACTION") are contingent upon the fulfillment of all of the following suspending conditions by the Execution Date:

          7.1.1 Receipt by Suny of the confirmations of the removal of the Mizrahi Lien.


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          7.1.2 Approval of the transaction that is the subject of this Contact by all of Suny's competent organs, from which such approval is required.

          7.1.3 Approval of the transaction that is the subject of this Contact by all of Yashir Management's competent organs, from which such approval is required.

          7.1.4 The receipt of the Ministry of Communication's approval for the transfer of the Partner Shares Being Sold from Yashir Management to Suny.

     7.2 If all of the suspending conditions are not fulfilled by November 30, 2009, and the parties did not agree to extend the said deadline by an additional period, this contract shall be voided, and, upon the voidance thereof, the parties shall not have any claim or allegation of any kind or type against each other.

8.   THE EXECUTION DATE

     8.1 At 11:00 a.m. on the Execution Date ("THE EXECUTION DATE"), the parties shall convene at the offices of Yossi Avraham & Co., lawyers, at 3 Daniel Frisch Street, in Tel-Aviv, and, at that time, Suny shall transfer the Scailex Shares Being Sold to Yashir Management's ownership and Yashir Management shall transfer the Partner Shares Being Sold to Suny's ownership, with the Scailex Shares Being Sold and the Partner Shares Being Sold being fully paid-up and Free and Clear.

     8.2 The following operations shall be carried out by the parties at the time of the Execution:

          8.2.1 Each of the parties, as the case may be, shall deliver the documents or approvals to the other party that attest to the fulfillment of the suspending conditions specified above in clause 7, to the extent that they concern it.

          8.2.2 Suny shall transfer the Scailex Shares Being Sold to Yashir Management and Yashir Management shall transfer the Partner Shares Being Sold to Suny, by way of off-floor transactions, as follows:

               (a) Suny shall transfer the Scailex Shares Being Sold to Yashir Management's account with a TASE member, the particulars of which Yashir Management shall furnish in writing to Suny at least two (2) business days prior to the Execution Date ("YASHIR MANAGEMENT'S ACCOUNT").

               (b) Yashir Management shall transfer the Partner Shares Being Sold to Yashir Management's account with a TASE member, the particulars of which Suny shall furnish in writing to Yashir Management at least two (2) business days prior to the Execution Date ("SUNY'S ACCOUNT").


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          8.2.3 Suny shall deliver bank confirmations to Yashir Management that attest to the transfer of the Scailex Shares Being Sold to Yashir Management's Account and Yashir Management shall deliver bank confirmations to Suny that attest to the transfer of the Partner Shares Being Sold to Yashir Management's Account.

          8.2.4 All of the documents required pursuant to the Partner shareholder agreements and pursuant to Partner's Articles of Association shall be signed for the purpose of the transfer of the Partner Shares Being Sold to Suny's ownership.

     8.3 All of the aforesaid operations shall be carried out as a single operation, and any operation performed shall be invalid if all of the operations are not performed at one and the same time.

9.   TAXES AND PAYMENTS

     9.1 Each party shall solely bear its own expenses relating to this Contract and all that deriving from it, including, without derogating from the general purport of that stated, the payment of the expenses of lawyers' and consultants' fee.

     9.2 Value added tax, which shall apply, to the extent that it shall apply, to each payment prescribed in this agreement and/or deriving from it and/or involving it, shall apply to the party paying it and shall be paid on the compulsory date for the payment thereof to the V.A.T. Authorities, against a duly prepared tax invoice to be issued by the recipient of the payment.

     9.3 Income tax and/or capital gains tax that shall apply, if any, to the sale of the Scailex Shares Being Sold to Yashir Management pursuant to this Contract, shall apply to Suny and shall be paid by it.

     9.4 Income tax and/or capital gains tax that shall apply, if any, to the sale of the Partner Shares Being Sold to Suny pursuant to this Contract, shall apply to Yashir Management and shall be paid by it.

10.  GENERAL PROVISIONS

     10.1 NOTICES TO THE PUBLIC

          A party obligated by law (according to the advice of its legal advisors) to issue a publication or notice or disclosure to the public regarding the provisions of this Contract or the transactions that are the subject of this Contract shall inform the other party and shall deliver the wording of the publication or the notice to the other party and enable it a way to comment on such publication and in a reasonable length of time under the circumstances.


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     10.2 ASSIGNMENT

          This Contract and the parties' rights and obligations pursuant thereto are not assignable by any party without receiving the prior written consent of the other party.

     10.3 NOTICES

          Any notice and/or warning due to any matter driving from this Contract, which shall be sent from one party to the other by registered mail according to the addresses specified in the recitals to this Contract (or to any other address advised by written notice to the other parties pursuant to the provisions of this clause 10.3) shall be deemed as having been received by the addressee three (3) business days after its dispatch at the post office for mailing by registered mail, and on the first business day after the time of its transmission by facsimile (according to the facsimile numbers specified hereunder), and, if personally delivered - at the time of the delivery thereof.

          SUNY:

          Suny Electronics Ltd.
          Attn: Mr. Ilan Ben Dov, Chairman
          Fax: + 972-3-9314422
          with a copy to Adv. Yossi Avraham,
          of the law firm of Yossi Avraham & Co.
          3 Daniel Frisch Street, Tel-Aviv Israel
          Fax: + 972-3-6963801

          YASHIR MANAGEMENT:
          Attn: Yossi Vaknin-Stern, Senior Investment Manager
          Fax: + 972-3-9211968

     10.4 UNENFORCEABLE/INVALID PROVISIONS

          Should it be determined that one of the provisions of the Contract is unenforceable and/or invalid for any reason whatsoever, this shall not suffice to adversely impact the rest of the provisions of the Contract, and the parties shall take action in order to implement the Contract literally and as intended, including the replacement of the unenforceable and/or invalid provision as stated with an alternate provision, the result and action of which are essentially the same, and the economic results of which are the same in terms of the parties to this Contract.

     10.5 AMENDMENT; WAIVER

          Any amendment of the conditions of this Contract shall be valid only if drawn up in writing and signed by all of the parties.


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          Any waiver or extension given by one party to this Contract to the other in a particular instance shall not constitute a precedent and/or infer by analogy in a similar and/or different and/or other instance.

          If one of the parties did not enforce, or enforced after a delay, any of the rights vested it pursuant to this Contract and/or by virtue of the law in a particular instance or in a series of instances, this shall not be deemed a waiver of the said right or of any other rights.

     10.6 LAW AND JURISDICTION

          The laws of the State of Israel shall apply solely, exclusively and absolutely to this Contract and to any matter pertaining to the Contract and deriving from it, including, without prejudice to the general purport of that stated above, the interpretation thereof and/or the execution thereof and/or a breach thereof and/or the validity thereof and/or the legality thereof and/or the termination thereof, etc.

          The competent courts in Tel-Aviv - Jaffa and solely the competent courts in Tel-Aviv - Jaffa shall have exclusive residual jurisdiction in relation to any matter deriving from and relating to this Contract.

     10.7 COPIES; SIGNATURES BY FAX

          This Contract can be signed in a number of copies, including signing via fax, with each of them being deemed an original copy, but all of them together shall be deemed a single copy of that same document.

     10.8 INTERPRETATION

          The parties to this Contract participated jointly in negotiations and in the drafting of this Contract. In the event of ambiguity or a question in relation to the intention or interpretation of any clause, this contract shall be interpreted as having been drafted by all of the parties, and no conclusion shall be drawn and no duty of proof shall be imposed in favor or against any party due to any provision in the Contract being drafted by that party.

     10.9 ADDITIONAL ACTIONS

          The Parties shall take all of the additional steps (including the rendering of payments, the bearing of expenses, the signing of additional documents and the issuance of any approval/confirmation) that shall be required for the purpose of implementing and executing this Agreement literally and as intended.


                 AND IT WITNESS HERETO THE PARTIES HAVE SIGNED:

        /s/                                              /s/
-------------------------------------            ---------------------------

YASHIR PROVIDENT FUND MANAGEMENT LTD.               SUNY ELECTRONICS LTD.


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I, the undersigned, SHANI NISSIM,         I, the undersigned, YOSSI AVRAHAM,
Adv., do hereby certify the signatures    Adv., do hereby certify the signatures
of Messrs. GIL WEISSMAN and YOSSI         of Messrs. ILAN BEN DOV and SHACHAR
VAKNIN-STERN on behalf of Yashir          LANDAU on behalf of Suny, and that all
Management, and that all approvals        approvals required by all of Suny's
required by all of the competent          competent organs have been received
organs of Yashir Provident Fund           for Suny's engagement in this Contract
Management have been received for         and for the execution of its covenants
Yashir Provident Fund Management's        pursuant thereto, and that the above
engagement in this Contract and for       signature is a lawful signature of
the execution of its covenants pursuant   Suny, which is binding upon Suny for
thereto, and that the above signature     all intents and purposes relating to
is a lawful signature of Yashir           this Contract.
Provident Fund Management, which is
binding upon Yashir Management for all          /s/
intents and purposes relating to this     -------------------
Contract.
                                          Yossi Avraham, Adv.
     /s/
------------------

Shani Nissim, Adv.


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